                                                                  Exhibit 10.31


      Note: Portions of this Exhibit have been omitted pursuant to a request for confidential treatment filed with the SEC under Rule 406. The omitted material has been fiiled separately with the SEC. The location of the omitted confidential information is indicated herein by "[***]."







                                    1732-0-1

                              REINSURANCE AGREEMENT

                                     between

                     GENERAL AMERICAN LIFE INSURANCE COMPANY

                                       of

                               St. Louis, Missouri

                referred to in this Agreement as the Company and

                        INTEGRITY LIFE INSURANCE COMPANY

                                       of

                                Worthington, Ohio

                 referred to in this Agreement as the Reinsurer

                                TABLE OF CONTENTS

I.       Scope of Reinsurance

II.      Liability

III.     General Provisions

IV.      Reinsurance Premiums

V.       Withdrawals and Interest Payments

VI.      Accounting and Settlement

VII.     Duration and Recapture

VIII.    Terminal Accounting and Settlement

IX.      Arbitration

X.       Insolvency

XI.      Execution

Schedule A - Products and Amounts Reinsured

Schedule B - Allowances

Schedule C - Accounting Report

Schedule D - Investment Policy

Schedule E - Trust Agreement

The Company and the Reinsurer mutually agree to reinsure on the terms and conditions set out below. This Agreement is an indemnity reinsurance agreement solely between the Company and the Reinsurer, and performance of the obligations of each party under this Agreement shall be rendered solely to the other party. In no instance shall anyone other than the Company or Reinsurer have any rights under this Agreement, and the Company shall be and remain solely liable to any insured, Participating Group Retirement Plan Contract owner, Funding Agreement owner or beneficiary under any Participating Group Retirement Plan or Funding Agreement reinsured hereunder.

                                    ARTICLE I

                              SCOPE OF REINSURANCE

1. Funding Agreements Reinsured. The Reinsurer agrees to indemnify the Company and the Company agrees to reinsure with the Reinsurer according to the terms and conditions of this Agreement, the risks under certain Funding Agreements and Participating Group Retirement Plan Contracts (hereinafter referred to as the "Product(s)") described in Schedule A.

2.    Coverages and Exclusions.

      a) Only risks under the Products referred to in Paragraph 1, to the extent of the limits specified in Schedule A, are reinsured under this Agreement.

      b) The Reinsurer shall have no liability to the Company for reimbursement of any Product loans made to Product owners with respect to the portion of the Products reinsured under this Agreement.

3. Plan of Reinsurance. This indemnity reinsurance will be on a coinsurance basis.

                                   ARTICLE II

                                    LIABILITY

1. Liability. The liability of the Reinsurer on any Products reinsured hereunder shall begin upon the Reinsurer's receipt of applicable portion of premiums, in accordance with Article IV, but not prior to the effective date of this Agreement. The reinsurance under this Agreement with respect to any Products reinsured hereunder shall be maintained in force without reduction as long as the liability of the Company under such Products remains in force without reduction, unless reinsurance is terminated or reduced or as otherwise provided herein. The Reinsurer's liability on any Products reinsured hereunder shall terminate with that of the Company, but not extending beyond the termination date of this Agreement.

                                   ARTICLE III

                               GENERAL PROVISIONS

1. Reinsurance Conditions. The reinsurance hereunder is subject to the same limitations and conditions as the insurance under the Products written by the Company which are reinsured hereunder, except as otherwise provided herein.

2. Administration of Products Reinsured. The Company shall administer the Products reinsured hereunder and shall perform all accounting for such Products.

3. Allowance for Commissions and Expenses. The Reinsurer shall pay the Company the allowance for commissions and expenses determined in accordance with Schedule B.

4. Premium Taxes. The Reinsurer shall be required to reimburse the Company for the percentage of premium taxes incurred, determined in accordance with Schedule B.

5. Product Chances. If a change is made in the terms and conditions of the Products issued by the Company and reinsured hereunder, which increases or reduces the liability of the Company on such Products, changes the plan of insurance or makes any other Product change, the Company and the Reinsurer shall share in such change in proportion to their respective liabilities under this Agreement. Provided, further, any such changes in the Products shall be previously agreed upon between the Company and the Reinsurer.

6. Oversights. If failure to pay any premiums due or to do any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred.

7. Inspection. At any reasonable time, each party may inspect and audit the original papers, and any and all other books or documents relating to or affecting reinsurance under this Agreement.

8. Amendments. This Agreement may be amended by mutual agreement of the parties. Any such amendments shall be in writing, signed by both parties.

9. Headings and Schedules. Article and paragraph headings are not a part of this Agreement and shall not affect the terms hereof. The schedules attached are a part of this Agreement.

10. Offset. The Company or the Reinsurer may offset any amounts due from one party to the other under this Agreement.

11. Coinsurance Reserve. A reserve will be established for the portion reinsured by the Reinsurer which shall be equal to or greater than the minimum statutory reserve required by the Insurance Department of the Company's state of domicile or the State of Ohio, whichever is greater, on the portion of the Products reinsured, hereinafter referred to as the "Coinsurance Reserve."

12. Entire Agreement Clause. The terms expressed in this Agreement, which by definition and reference, should include that certain Engagement Agreement entered into as of March 12, 1993, as amended, between the Company and Analytical Risk Management, Ltd., (now known as ARM Financial Group, Inc.), the parent of the Reinsurer, and made a part of this Agreement by reference, constitute the entire agreement between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed in this Agreement.

      Any change or modification to this Agreement is null and void unless made by wntten amendment to this Agreement and signed by both parties.

13. Trust Agreement. The Company and the Reinsurer have agreed to enter into the "Trust Agreement" attached to this Agreement as Schedule E. Pursuant to the terms of the Trust Agreement, the Company, on the effective date of this Agreement, will place assets in a trust account having a book value, plus accrued interest, no less than 100 percent of the Coinsurance Reserve. The Reinsurer will be responsible for maintaining the trust account during the duration of this Agreement so that the book value of all assets deposited therein plus the accrued interest thereon will at all times be no less than 100 percent of the Coinsurance Reserve. To this end, the Reinsurer will deposit cash into the trust account at the end of each month on which the Coinsurance Reserve exceeds the book value of the assets in the trust account plus accrued interest thereon at the end of that calendar month. If at the end of any calendar month the Coinsurance Reserve is less than the book value of the assets in the trust account plus accrued interest thereon, the Reinsurer may withdraw cash or other assets with a book value in the amount of the excess from the trust account at the end of that calendar month.

      The Reinsurer will be responsible for maintaining the trust account during the duration of this Agreement so that the market value of all assets deposited therein plus the accrued interest thereon, will at the end of each calendar month, be no less than 97% of the Coinsurance Reserve. The trustee will report monthly, the market value of the portfolio assets to the Company and to the Reinsurer. If the portfolio fails to comply with either this minimum market value requirement or any other investment guideline as agreed upon and set forth in Schedule D, the Reinsurer will have 15 business days from the date of the trustee's report to bring the portfolio of assets in the Trust back into compliance. If the Reinsurer fails to comply with the terms of the Trust within the 15 business day period, the Company will have the option, in its sole and absolute discretion, to commence recapture, without penalty, of the Reinsurer's share of the Products reinsured under this Agreement. If, at the time of recapture, the value of the assets held in the Trust is insufficient to cover 100% of the Coinsurance Reserve, the Reinsurer will have 15 business days to reimburse the Company for the shortage.

14. Recapture. If, on any calendar quarter-end, the Reinsurer's "Total Adjusted Capital" falls below 150% of the Reinsurer's "Company Action Level", the Company will have the right to commence recapture, without penalty, of the Reinsurer's share of the Products reinsured under this Agreement. The amounts, Total Adjusted Capital and Company Action Level, refer to the amounts as defined in the NAIC Life Risk-Based Capital Report Including Overview and Instructions for Companies, published annually by the National Association of Insurance Commissioners. The Reinsurer will provide to the Company on a calendar quarterly basis, or upon reasonable request of the Company, a report illustrating the calculation of the Reinsurer's Total Adjusted Capital and the Reinsurer's Company Action Level. If any such report indicates that the Reinsurer's Total Adjusted Capital has fallen below 150% of its Company Action Level, the Company will have the right to commence recapture, without penalty, of the Reinsurer's share of the Products reinsured under this Agreement. If, at the time of recapture, the market value of the assets held in the Trust is insufficient to cover 100% of the Coinsurance Reserve, the Reinsurer will have 15 business days to reimburse the Company for the shortage.

                                   ARTICLE IV

                              REINSURANCE PREMIUMS

Reinsurance Premiums. The Company shall pay to the Reinsurer as reinsurance premiums each day the gross contributions the Company receives on such day on Products reinsured hereunder in proportion to the amount reinsured hereunder.

                                    ARTICLE V

                        WITHDRAWALS AND INTEREST PAYMENTS

1. Notice. The Company will maintain records to support withdrawals and interest payments. The Reinsurer reserves the right to review these benefit records and proofs will be furnished the Reinsurer upon request.

2. Withdrawals and Interest Payments. The Reinsurer will pay the Company each day that portion of the withdrawals and interest payments paid by the Company that day on Products reinsured hereunder which corresponds to the portion of the Products reinsured hereunder.

3. Liability and Payment. The Reinsurer will accept the decision of the Company on withdrawals and interest payments on Products reinsured hereunder. The Reinsurer will pay its share in a lump sum equal to its percentage reinsured to the Company in the same form as the form of withdrawals and interest payment settlement of the Company.

4. Contested Withdrawals and Interest Payments. The Company will advise the Reinsurer of its intention to contest, compromise or litigate a withdrawal or interest payment involving Products reinsured hereunder. The Reinsurer will pay its share of the usual expense of the contest in addition to its share of the withdrawal or interest payment itself, or it may choose not to participate in the contest. If the Reinsurer chooses not to participate, it will discharge its liability by payment of the full amount of its liability on the Product reinsured to the Company. The Reinsurer shall not be liable for any part of any damages, compensatory or punitive, assessed against the Company based on its alleged misconduct in the handling of withdrawals and interest payments or in other dealings with its Product owners.

5. Assistance and Advice. On any claim on a Product reinsured hereunder, the Reinsurer will, at the request of the Company, advise and assist the Company in its determination of the liability and in the best procedure to follow with respect to a claim of doubtful validity, provided that the Reinsurer shall not be liable to the Company or to any third party for claims arising out of such advice and assistance.

6. Annuitization. In the event of annuitization of any amounts reinsured hereunder, the Reinsurer will pay the Company an amount equal to the portion of the annuity purchase value of such amount reinsured hereunder. No further obligation or liability will exist for the Reinsurer for such annuitized amounts.

                                   ARTICLE VI

                            ACCOUNTING AND SETTLEMENT

1. Accounting Periods. The accounting shall be on a calendar month basis, except that the initial accounting period shall run from the effective date of this Agreement through the last day of the calendar month in which the effective date of this Agreement falls. The final accounting period shall run from the end of the preceding calendar month until the termination date of this Agreement.

2. Accounting Reports. Accounting reports shall be submitted to the Reinsurer by the Company not later than 15 days after the end of each accounting period. Such reports shall be in the form of Schedule C and shall include information on the amount of reinsurance premiums, allowances, withdrawal and interest payments and Coinsurance Reserves on the Products reinsured for the preceding accounting period.

      Annual accounting reports necessary to the filing of the Reinsurer's Annual Statement blank and its Federal Income tax return shall be submitted to the Reinsurer by the Company within 30 days after the end of a calendar year.

3. Settlements. Reinsurance premiums, withdrawals and interest payments will be settled as described in Article IV and Article V.

4. Amounts Due. Except as otherwise specifically provided in this Agreement, all amounts due to be paid to either the Reinsurer or the Company shall be determined on a net basis as of the last day of each calendar month and shall be due and payable as of such date.

5. Delayed Payments and Recalculations. If there is a delayed settlement or a recalculation of an amount due, there will be an interest charge computed at an effective annual 8% interest rate for the period commencing with the accounting period in which the charge applies.

                                   ARTICLE VII

                             DURATION AND RECAPTURE

1. Duration. Except as otherwise provided herein, this Agreement shall be unlimited in duration.

2. Termination by the Reinsurer. The Reinsurer may terminate this Agreement on 90 days prior written notice to the Company with respect to reinsurance not yet placed in force.

3. Termination by the Company. The Company may terminate this Agreement on 90 days prior written notice to the Reinsurer with respect to new business.

4. Chances of Ownership or Control. The Company may terminate this Agreement and recapture, without penalty, the Reinsurer's share of the Products reinsured under this Agreement upon any change of ownership or control of the Reinsurer away from ARM Financial Group, Inc.

                                  ARTICLE VIII

                       TERMINAL ACCOUNTING AND SETTLEMENT

1. Terminal Accounting. In the event that all reinsurance under this Agreement is terminated in accordance with Article III, a terminal accounting and settlement shall take place.

2. Date. The terminal accounting date shall be the effective date of termination pursuant to any notice of termination given under this Agreement or such other date as shall be mutually agreed to in writing.

3.    Settlement. The terminal accounting and settlement shall consist of:

      a) the settlements as provided in Articles IV, V and VI, computed as of the terminal accounting date; and

      b) payment by the Reinsurer to the Company of the Coinsurance Reserves on the portion of the Products reinsured hereunder as of the terminal accounting date.

      If the calculation of the terminal accounting and settlement produces an amount owing to the Company, such amount shall be paid by the Reinsurer to the Company. If the calculation of the terminal accounting and settlement produces an amount owing to the Reinsurer, such amount shall be paid by the Company to the Reinsurer.

                                   ARTICLE IX

                                   ARBITRATION

1. It is the intention of the Reinsurer and the Company that the customs and practices of the insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. If the Reinsurer or the Company cannot mutually resolve a dispute which arises out of or relates to this Agreement, however, the dispute will be decided through arbitration. The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law; there will be no appeal from their decision, and any court having jurisdiction of the subject matter and the parties may reduce that decision to judgment.

2. To initiate arbitration, either the Company or the Reinsurer will notify the other party by Certified Mail of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent will respond to the notification in writing within 10 days of its receipt.

3. There will be three arbitrators who will be current or former officers of life insurance companies other than the contracting companies. Each of the contracting companies will appoint one of the arbitrators and these two arbitrators will select the third. If either party refuses or neglects to appoint an arbitrator within 60 days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within 60 days of their appointment, each of the arbitrators will nominate three individuals. Each arbitrator will then decline two of the nominations presented by the other arbitrator. The third arbitrator will then be chosen from the remaining two nominations by drawing lots.

4. It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in Section 1 of this Article. Therefore, at no time will either the Company or the Reinsurer contact or otherwise communicate with any person who is to be or has been designated as a candidate to serve as an arbitrator concerning the dispute, except upon the basis of jointly drafted communications provided by both the Company and the Reinsurer to inform the arbitrators of the nature and facts of the dispute. Likewise, any written or oral arguments provided to the arbitrators concerning the dispute will be coordinated with the other party and will be provided simultaneously to the other party or will take place in the presence of the other party. Further, at no time will any arbitrator be informed that the arbitrator has been named or chosen by one party or the other.

5. The arbitration hearing will be held on the date and at the place fixed by the arbitrators. In no event will this date be later than six months after the appointment of the third arbitrator. As soon as possible, the arbitrators will establish pre-arbitration procedures as warranted by facts and issues of the particular case. At least 10 days prior to the arbitration hearing, each party will provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they will give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The party initiating the arbitration will have the burden of proving its case by a preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration hearing.

6. The cost of arbitration will be borne by the losing party unless the arbitrators decide otherwise.

                                    ARTICLE X

                                   INSOLVENCY

If the Company becomes insolvent, reinsurance hereunder shall be payable by the Reinsurer directly to the Company or its liquidator, receiver, or statutory successor on the basis of the liability of the Company under the Products reinsured, without diminution because of insolvency.

The Reinsurer shall be given, within a reasonable time after a claim is filed in the insolvency proceedings, written notice of the pendency of each claim which may involve the reinsurance afforded by this Agreement. The Reinsurer shall have the right, at its sole discretion, to investigate the claim and interpose in the proceedings where the claim is to be adjudicated, at its own expense, any defense which it deems available to it or the Company. A proportionate share of the expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of the benefit accruing to the Company solely as a result of the defense undertaken by the Reinsurer.

                                   ARTICLE XI

                                    EXECUTION

In witness of the above, this Agreement is signed in duplicate at the dates and places indicated; however, this Agreement shall take effect on the date of execution of the Trust Agreement attached as Schedule E.

General American Life Insurance Company

Place:   St. Louis, Missouri


By:      /s/ Leonard M. Rubenstein
         -------------------------------------
         Leonard M. Rubenstein


Title:   Executive Vice President--Investments
         -------------------------------------


By:      _____________________________________


Title:   Assistant Secretary
         -------------------------------------

Date:    [Illegible]
         -------------------------------------

Integrity Life Insurance Company

Place:   Louisville, Kentucky


By:      /s/ John R. Lindholm
         -------------------------------------
         John R. Lindholm


Title:   President
         -------------------------------------


By:      /s/ Robert H. Scott
         -------------------------------------
         Robert H. Scott

Title:   General Counsel and Secretary
         -------------------------------------

Date:    March 28, 1996
         -------------------------------------

                                   SCHEDULE A

                         PRODUCTS AND AMOUNTS REINSURED

The proportion of the Products reinsured under this Agreement shall be a quota-share of the Products issued on and after the effective date of this Agreement, and gross contributions received on or after the effective date of this Agreement on Products issued before the effective date of this Agreement on the following forms:

                  Form              Quota Share
                  ----              -----------

                  FRFA-395          50%

                  FRGIC-293         50%

                                   SCHEDULE B

                                   ALLOWANCES

1. The Reinsurer will pay the Company an expense allowance for each accounting period equal to:

      [***] percent times the Reinsurer's share of the Statutory Reserves in force at the end of the accounting period, plus the Reinsurer's share of commissions paid and premium taxes incurred on the Products.

2. The Company will pay the Reinsurer a marketing allowance for each accounting period equal to:

      [***] percent times the Company's share of the Statutory Reserves in force at the end of the accounting period.

[***] This material has been omitted pusuant to a request for confidential treatment filed with the SEC under Rule 406. The omitted material has been filed separately with the SEC.

                                   SCHEDULE C

                                ACCOUNTING REPORT

MONTHLY REPORT TO:    ____________________

FOR PERIOD ENDING:    ____________________


Amounts Due Reinsurer
---------------------

Reinsurance Premiums  $___________________

Allowances            $___________________

         TOTAL                                    $___________________


Amounts Due Company
-------------------

Withdrawals           $___________________

Payments              ____________________

Allowances            ____________________

         TOTAL                                    $___________________

         NET DUE Reinsurer (Company)              $___________________

         NUMBER OF PRODUCTS REINSURED             ____________________

         COINSURANCE RESERVE                      $___________________

                                   SCHEDULE D

                                INVESTMENT POLICY

The Investment Guidelines for the portfolio assets held in trust shall be as follows:

1. The average effective duration of the portfolio in the trust cannot exceed two years;

2.    The average credit quality of the portfolio cannot be less than A;

3. The portfolio in trust cannot contain investment in real estate, commercial mortgage loans, common stocks, NAIC "6" rated securities, leveraged futures or leveraged derivatives;

4. Below investment grade securities, those defined by a NAIC rating of 3, 4 or 5 cannot exceed 10% of the portfolio; and

5. Options (caps, swaps, floors, etc.) may be used, but the purchase cost of the options cannot exceed 5% of the portfolio.

                                     SCHEDULE E

                                   TRUST AGREEMENT

                                   TRUST AGREEMENT


       This Agreement, effective as of April 1, 1996, is made by and among Integrity Life Insurance Company, a corporation organized and existing under the laws of the State of Ohio (the "Grantor"), General American Life Insurance Company, a corporation organized and existing under the laws of the State of Missouri (the "Beneficiary"), and Fleet National Bank, a national banking organization (the "Trustee").

                                      Witnesseth

       Whereas Grantor and Beneficiary have entered into a Reinsurance Agreement which will take effect on the date of execution of this Trust Agreement, and to which this Trust Agreement is attached, whereby Grantor, as Reinsurer, has agreed to indemnify Beneficiary, as cedent Company, against loss (the "Reinsurance Agreement"), and

       Whereas Grantor and Beneficiary desire to create a trust account to hold assets at all times as security for the performance by Grantor of its obligations set forth in the Reinsurance Agreement.

       Now, therefore, the parties agree as follows:

                                      ARTICLE I
                                    TRUST ACCOUNT

1.01 TRUST ACCOUNT ESTABLISHMENT. Grantor hereby establishes a trust account with Trustee for the sole use and benefit of Beneficiary, upon the terms and conditions herein (the "Trust Account). The Beneficiary shall deposit cash or cash equivalents in the Trust Account equal to the reinsurance premiums due the Grantor pursuant to the Reinsurance Agreement. Such deposits shall be made on each day that reinsurance premiums are due. The Beneficiary shall notify the Grantor and the Grantor will notify the Trustee in writing of each deposit before such deposit is made. Such notifications may be provided by facsimile, provided, however, that the sender shall confirm receipt of such notification.

1.02 TRUST ACCOUNT. Trustee and its lawfully appointed successors is and are authorized and will have power to receive such cash and other property as Grantor from time to time may transfer or remit to or vest in said Trustee or place in such Trustee's hands or under said Trustee's control, and to hold, invest, reinvest and dispose of the same for the uses and purposes and in the manner and according to the provisions herein. All such trusteed assets at all times will be maintained as a trust account, separate and distinct from all other assets on the books and records of Trustee.

1.03 INVESTMENT RESPONSIBILITY. The responsibility for investing and reinvesting the assets, which includes the active management of such assets, in the Trust Account, will be that of the Grantor. Trustee will not be required to take any action with respect to the investment or reinvestment of the Trust Account's assets unless and until it has received written confirmation of the transaction from Grantor or its authorized investment advisor, ARM Capital Advisors, Inc. Any written deposit or investment or reinvestment direction received by the Trustee from the Grantor or its authorized investment advisor shall constitute a certification by the Grantor to the Trustee that the assets so deposited or to be purchased pursuant to such direction are Authorized Investments. The Trustee shall not be liable for losses from investments of any trusteed assets made in accordance with this Agreement.

1.04 AUTHORIZED INVESTMENTS. Assets deposited in the Trust Account and investments and reinvestments thereof shall consist solely of assets of the types specified in Schedule A (the "Authorized Investments"). In addition, Grantor warrants that investments and reinvestments of assets in the Trust Account will at all times meet all regulatory requirements imposed by the state of Ohio. The Trustee shall not be liable for compliance with such Authorized Investments requirements or state insurance law regulatory requirements. In the event that a monthly Trustee report to Beneficiary and Grantor indicates non-compliance with any Authorized Investment requirement, Grantor shall have a period of 15 business days from the date of receipt of the report in which to bring the assets in the Trust Account into compliance with the Authorized Investment requirements.

1.05 MANDATORY TRUST ASSET LEVELS. The Grantor shall maintain assets in the Trust Account in an amount equal to or greater than the Mandatory Trust Asset Levels specified in Schedule B. The Trustee shall not be liable for compliance with such Mandatory Trust Asset Levels. In the event that a monthly Trustee report to Beneficiary and Grantor indicates that the value of assets in the Trust Account is less than the Mandatory Trust Asset Levels at the end of any calendar month, Grantor shall have a period of 15 business days from the date of receipt of the report in which to deposit assets in the Trust Account to comply with the Mandatory Trust Asset Levels.

1.06 BLANK ASSIGNMENTS AND ENDORSEMENTS. Grantor shall, upon execution of this Agreement, and from time to time thereafter as required, execute assignments or endorsements in blank for all securities or other property standing in Grantor's name which are delivered to Trustee to form a part of the Trust Account so that, whenever necessary pursuant to Sections 1.10 and 3.01 hereof, Trustee can assign any such asset to the Beneficiary without the consent or signature of Grantor or any person or entity; any assets received by Trustee which are not in such proper negotiable form will not be accepted by Trustee and will be returned to Grantor as unacceptable.

1.07 ASSET SUBSTITUTION. Assets forming a part of the Trust Account may be substituted with other Authorized Investments by the Grantor so long as the then current market-value of the Authorized Investment so substituted will not be less than the then current market value of the assets withdrawn. The Trustee will be protected in relying upon any written statement of Grantor as to the current market value of any assets so withdrawn or substituted.

1.08 DIVIDENDS, INTEREST AND OTHER INCOME. If Trustee has received no written notice from Beneficiary of any violation of the requirements of the Reinsurance Agreement or this Agreement concerning the amount of Authorized Investments in the Trust Account, all dividends, interest and other income resulting from the investment of the assets in the Trust Account, excluding principal paydowns on investments, will be the property of Grantor. To the extend that Trustee will collect and receive such income from the Trust Account, Trustee shall pay over the amount of such income, no more frequently than monthly, upon the written direction of Grantor; provided, however, that Trustee will have no obligation with respect to the collection of such income. If a written notice of violation has been received from the Beneficiary, Trust will hold such dividends, interest and other income in the Trust Account and not pay such funds to Grantor except with the written consent of Beneficiary or unless such notice is rescinded by Beneficiary.

1.09 WITHDRAWALS BY GRANTOR. Grantor agrees and covenants that it will withdraw the assets of the Trust Account for the following purposes only:

       (a) to pay Beneficiary amounts owed pursuant to the Reinsurance Agreement, such amounts to be wire transferred directly from the Trustee to the Beneficiary pursuant to written directions from the Grantor, which shall include a certification that such withdrawal is required to satisfy Grantor's obligations under the terms of the Reinsurance Agreement; and

       (b) to withdraw any amounts held in the Trust Account that exceed the amount of the Mandatory Trust Asset Levels at the end of any calendar month.

1.10   WITHDRAWALS BY BENEFICIARY.  Subject to the terms and conditions of
Section 1.12 herein, Beneficiary agrees and covenants that it will withdraw the assets of the Trust Account for the following purposes only:

       (a) to pay Beneficiary for Grantor's obligations under the Reinsurance Agreement if not otherwise paid by Grantor pursuant to written directions from the Beneficiary, which shall include a certification that such withdrawal is required to satisfy Grantor's obligations under the terms of the Reinsurance Agreement;

       (b) in connection with termination of the Trust Agreement pursuant to
       Section 3.01 hereof; and

       (c) in connection with the recapture by the Beneficiary of the products reinsured under the Reinsurance Agreement.

1.11 PROPRIETARY RIGHTS. Grantor will have the full unqualified right to vote and execute consents and to exercise any and all proprietary rights not inconsistent with this Trust Agreement with respect to any securities or other property forming a part of the Trust Account.

1.12 TRANSFERS TO BENEFICIARY. No less than ten business days after receipt by Trustee of a written demand from Beneficiary, which demand will satisfy the requirements of this Agreement including Section 1.10, and provided that Grantor has not disagreed with such demand in accordance with the procedure set forth below, Trust will complete the assignment or endorsement of the blank assigned or endorsed certificates or obligations as specified in Beneficiary's demand, so as to transfer absolutely and unequivocally all right, title and interest therein to Beneficiary and deliver the physical custody thereof to Beneficiary. The demand must be delivered to Trustee by overnight mail service, and shall include a certification from Beneficiary that notice of such demand has been simultaneously furnished by Beneficiary to Grantor by overnight mail service. The Trustee will be protected in relying upon such certification of Beneficiary. Beneficiary and Grantor understand that with regard to certificates of deposit or other assets that are delivered to Trustee, Trustee may not be able to deliver such assets to Beneficiary in negotiable form but, in such instance, will execute a form of assignment provided to it by Beneficiary assigning all of Trustee's rights and interest in such assets to Beneficiary.

       If Grantor disagrees with any demand by Beneficiary pursuant to this Section. Grantor will within six business days after receipt of the notification of demand notify Beneficiary and Trustee in writing of its disagreement.
Grantor shall be deemed to have received Beneficiary's notification of demand on the day next succeeding the day on which such notification was received by the Trustee. If Beneficiary and Grantor are unable to resolve the disagreement within 15 business days of Grantor's receipt of the notification of demand, Trustee will be so informed in writing and the resulting dispute will be settled pursuant to Section 1.13 of this Agreement. The transfer of any assets to Beneficiary by Trustee will be held in abeyance pending the decision of the arbitrators as provided for in Section 1.13. Trustee will incur no liability and will be fully protected for any delivery made by it pursuant to such written demand of Beneficiary unless, as provided for above, Trustee has received timely written notice of dispute between Beneficiary and Grantor.

       Trustee will not permit withdrawals or other transactions by Grantor which would reduce the amount of the Trust Account other than those described in
Section 1.09 except with the written consent of the Beneficiary, which consent will not be unreasonably withheld.

1.13   ARBITRATION.

       (a) It is the intention of the parties that the customs and practices of the insurance and reinsurance industry will be given full effect in the operation and interpretation of this agreement. The parties agree to act in all things with the highest good faith. If the Grantor and the Beneficiary cannot mutually resolve a dispute which arises out of or relates to this Agreement, the dispute will be decided through arbitration. The arbitrators will base their decision on the terms and conditions of this Agreement and, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law. There will be no appeal from the decision of the arbitrators, and any court having jurisdiction of the subject matter and the parties may reduce that decision to judgment.

       (b) To initiate arbitration, either the Grantor or the Beneficiary will notify the other party of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent will respond to the notification in writing within ten days of its receipt.

       (c) There will be three arbitrators who will be current or former officers of life insurance companies not affiliated with any party to this Agreement. The Grantor and the Beneficiary will each appoint one arbitrator, and these two arbitrators will select the third arbitrator. If either party refuses or neglects to appoint an arbitrator within 60 days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within 60 days of their appointment, each of the arbitrators will nominate three individuals. Each arbitrator will then decline two of the nominations presented by the other arbitrator. The third arbitrator will then be chosen from the remaining two nominations by drawing lots.

       (d) It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in Section (a) above. Therefore, at no time will either the Grantor or the Beneficiary contact or otherwise communicate with any person who is to be or has been designated as a candidate to serve as an arbitrator concerning the dispute, except upon the basis of jointly drafted communications provided by both the Grantor and the Beneficiary to inform the arbitrators of the nature and facts of the dispute. Likewise, any written or oral arguments provided to the arbitrators concerning the dispute will be coordinated with the other party and will be proved simultaneously to the other party or will take place in the presence of the other party. Further, at no time will any arbitrator be informed that the arbitrator has been named or chose by one party or the other.

       (e) The arbitration hearing will be held on the date and at the place fixed by the arbitrators. In no event will this date be later than six months after the appointment of the third arbitrator. As soon as possible, the arbitrators will establish pre-arbitration procedures as warranted by facts and issues of the particular case. At least ten days prior to the arbitration hearing, each party will provide the other with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they will give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The party initiating the arbitration will have the burden of proving its case by a preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration hearing. The final decision of the arbitrators will be rendered in writing and provided to the parties to this Agreement.

       (f) The cost of arbitration will be borne by the losing party unless the arbitrators decide otherwise.

       (g) In the event of a dispute among the parties hereto as to the distribution of trust assets, the Trustee may continue to hold such disputed assets until, as set forth herein, receipt of joint written instructions from the other parties hereto or a final decision of the arbitrators as subscribed in this Section directs disposition of the assets; or the Trustee may, at the expense of the other parties hereto, deposit by the appropriate procedure the assets into court.

                                      ARTICLE II
                                       TRUSTEE

2.01 TRUSTEE QUALIFICATIONS. The Trustee must be a bank or trust company and must be a member of the Federal Reserve System of the United States of America. The Trustee may not be a parent, subsidiary or affiliate of either the Grantor or Beneficiary.

2.02 TRUSTEE COMPENSATION. The Trustee will be entitled to receive as compensation for its services thereunder, an annual fee, computed and payable quarterly, at such rate as may be mutually agreed upon from time to time in writing by the Trustee, Grantor, and Beneficiary. Grantor and Beneficiary will share equally the annual fee of the Trustee and all reasonable expenses of the Trustee, including reasonable fees of counsel. Grantor shall be responsible for physical payment of all such fees and Beneficiary shall reimburse Grantor for its share of such fees.

2.03   DUTIES OF TRUSTEE.

       (a) The Trustee will be liable for the safekeeping and administration of the Trust Account in accordance with provisions of this Trust Agreement. The Trustee will not be liable for losses of or damage to the assets in the Trust Account which are under its care, custody, possession or control, or under the care, custody, possession or control of its nominee, including but not limited to losses due to fire, burglary, robbery, theft or mysterious disappearance except as caused by the Trustee's own bad faith, wilful misconduct or negligence. In the event of loss of or damage to such assets, the Trustee will promptly replace such assets with like kind and quality together with all rights and privileges pertaining to such assets or, if such replacement is not feasible, deposit in the Trust Account cash equal to the fair market value of such assets determined as of the date of the discovery of the loss. Under no circumstances, however, will the Trustee be liable for consequential damage. The Trustee shall make no distributions of cash or cash equivalents except according to the terms of this Agreement. Furthermore, the obligation and liability of the Trustee to make such distributions shall be limited to the cash or cash equivalents on deposit with it pursuant to this Agreement.

       (b) The Trustee is directed to transfer into the name of nominees selected by it all registered securities from time to time held under this Agreement. The Trustee will be responsible for acts of its nominees with respect to such securities. Securities will be held in a nominee name of the Trustee, by authorized officers of the Trustee to facilitate the holding transfer of the title on behalf of the Trustee. To effect the transfer of registered securities into the name of the Trustee's nominee, to facilitate the collection of any payment thereon and to effect any other action in relation thereto or in order to meet any requirement thereof, Grantor authorizes the Trustee to execute in Grantor's name, and to deliver any instrument determined by the Trustee to be appropriate in furtherance of the purposes hereof, and to guarantee in the Trustee's name as the signature of Grantor any signature so placed on such instrument.

       (c) The Trustee may utilize the services of any Federal Reserve Bank or Depository Trust Company for the purpose of book-entry deposits. All other assets which are not in Federal Reserve book-entry form will be held by the Trustee in bearer form or in Trustee's nominee name for reinsurance trusts. The Trustee shall have no liability or responsibility for any action or omission of any Federal Reserve Bank or the Depository Trust Company, including any error or delay by such Bank or Depository to remit any payment or deliver any notice, report or other communication in respect of any assets, or any error or inaccuracy in such Bank's or Depository's books and records.

       (d) The Trustee shall perform such duties in the administration of this Agreement, and only such duties, as are specifically set forth in this Agreement. The Trust shall not be charged with any duty or obligation arising under or be bound by the provisions of any other agreement between the Grantor and Beneficiary.

2.04 RELIANCE BY TRUSTEE. Subject to Section 2.05, Trustee will be protected in acting upon any statement, notice, resolution, request, demand, consent, order, certificate, report, appraisal, opinion, telegram, cablegram, radiogram, letter or other paper or document believed by Trustee to be genuine and to have been signed, sent or presented by the proper party or parties. All notices to Trustee will be deemed to be effective when received by the Trustee unless otherwise noted therein.

2.05 VERIFICATIONS. Whenever in the administration of the Trust Account created by this Trust Agreement Trustee deems it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action thereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement or certificate signed by or on behalf of Grantor or Beneficiary, as applicable, and delivered to Trustee and said certificate will be full warrant to Trustee for any action taken, suffered or omitted by it on the faith thereof, but in its discretion, Trustee may require such other or additional evidence as it may deem reasonable.

2.06 AUTHORIZED SIGNATURES. Except when otherwise expressly provided in this Agreement, any statement, certificate, notice, request, consent, approval, or other instrument to be delivered or furnished by Grantor or Beneficiary will be sufficiently executed if executed in the name of Grantor or Beneficiary as applicable by such officer or officers of Grantor or Beneficiary or by such other agent or agents of Grantor or Beneficiary as may be designated in a resolution or letter of advice by Grantor or Beneficiary. Written notice of such designation by Grantor and Beneficiary shall be filed with Trustee. Trustee will be protected in acting upon any written statement or other instrument made by such officer or agent of Grantor or Beneficiary with respect to the Authority conferred on him.

2.07 OPINION OF COUNSEL. Trustee may consult with counsel of its choice or counsel for Grantor or Beneficiary. The opinion of said counsel will be full and complete authority and protection for Trustee with respect to any action taken, suffered or omitted by it in good faith and in accordance with the opinion of said counsel other than with respect to the withdrawal of trust assets by Grantor or Beneficiary.

2.08   RECORDS AND REPORTS.

       (a) Trustee will keep full and complete records of the administration of the Trust Account. Grantor and Beneficiary may examine such records at any time during business hours by any person or persons duly authorized in writing by Grantor or Beneficiary.

       (b) Trustee will furnish to Grantor and Beneficiary an accounting of all assets in the Trust Account upon its inception and thereafter as of the end calendar month. Trustee agrees it will have the responsibility to use its best efforts to determine the market value of all assets in the Trust Account on a monthly basis and to inform Grantor and Beneficiary of such market value in writing within ten business days after the end of each month. Trustee will furnish to Grantor and Beneficiary a transaction report detailing any deposits to, substitutions of, or withdrawals from the Trust Account within ten business days after the end of each month.

       (c) Trustee agrees to immediately inform Grantor telephonically, confirmed in writing within two business days, if any interest or principal payment on any of the assets held in the Trust is not received by Trustee within five days of its due date.

2.09 ACCEPTANCE OF TRUST. Trustee hereby accepts the trust herein created and declared upon the terms herein expressed. Trustee may resign by written resignation effective not less than 90 days after receipt thereof by Grantor and Beneficiary. Grantor may remove Trustee at any time, without assigning any cause therefore. No such resignation or removal will be effective until a successor trustee has been appointed by Grantor and approved by Beneficiary and the successor trustee has accepted such appointment and all assets in the Trust have been duly transferred to such successor trustee pursuant to written instructions from Grantor to Trustee regarding delivery of the Trust assets. In case of the appointment of a successor trustee, all of the powers, rights and duties of the Trustee named herein, and every successor trustee will succeed to take and have all the estate, powers, rights and duties which belonged to or were held by its predecessor. Any trustee who resigns or is removed will have the right to a final accounting with respect to the Trust Account.

                                     ARTICLE III
                               MISCELLANEOUS PROVISIONS

3.01 Termination. Termination of this Trust Agreement shall occur upon the termination of the Reinsurance Agreement, or:

       (a) if Beneficiary recaptures the products reinsured under the Reinsurance Agreement pursuant to Article III, Section 14 or Article VII, Section 4 of the Reinsurance Agreement; or

       (b) if Grantor commences or becomes subject to any proceeding due to inability to meet its financial obligations, including rehabilitation, liquidation, dissolution, or conservation, commenced under any applicable Federal or State law or regulation; or

       (c) if Grantor fails to make a deposit of cash or cash equivalents in the Trust Account to comply with the Mandatory Trust Asset Levels as required by Section 1.05 of this Agreement; or

       (d) if Grantor fails to timely submit any report or certification or notice as required under this Agreement; or

       (e) if Grantor knowingly makes any material representation or warranty in connection with this Agreement or knowingly submits any report or certification that proves to be untrue or inaccurate in any material respect;

provided that in each such instance the Beneficiary shall provide written notice to the Grantor and the Trustee of the occurrence of any such termination event and the Grantor shall not have remedied or cured such termination event within 15 business days after actual receipt of such notice. The Beneficiary shall provide written notice to the Trustee stating that the termination event has or has not been remedied or cured, and shall include a certification from Beneficiary that a copy of such notice has been simultaneously furnished by Beneficiary to Grantor by overnight mail service.

       In the event that the Beneficiary has provided the required written notice and certification to the Trustee stating that the termination event has not been remedied or cured and this Trust Agreement is terminated, then Beneficiary has the right to request Trustee to transfer, pay over, and deliver to the Beneficiary, on the first business day following Trustee's actual receipt of such written notice and certification, all of the assets held in the Trust Account so as to transfer absolutely and unequivocally all right, title and interest to such assets. Such transfer, payment, and delivery shall constitute a full and sufficient discharge and acquaintance of the Trustee in respect thereof.

3.02   GOVERNING LAW.   The provision of and validity and construction of this
Trust Agreement and any amendments thereto will be governed by and construed in accordance with the laws of the State of Ohio and the Trust Account created hereunder will be administered in accordance with the laws of the State of Ohio.

3.03 AMENDMENTS. This Trust Agreement may be amended at any time by written agreement signed by Grantor and Beneficiary and delivered to Trustee; provided, however, that no such amendment will be effective to increase the powers, rights or duties of Trustee without Trustee's written consent.

3.04 NOTICES. Except as may otherwise be provided herein, all notices, requests, demands or instructions to the Beneficiary, the Grantor or to the Trustee which are given hereunder shall be in writing and shall be deemed sufficiently given if sent by certified mail, postage prepaid, or reputable overnight mail delivery such as Federal Express, Airborne, Purolator, DHL or United Parcel Service, fees prepaid, addressed as follows:

            If to the Beneficiary, General American Life Insurance Company, 700 Market Street, St. Louis, Missouri 63101, attention of Mark A. Blassie;

            If to the Grantor, 239 South Fifth Street, 12th Floor, Louisville, Kentucky 40202, attention of Madison C. McCarty;

            If to the Trustee, Fleet National Bank, One Federal Street, Boston, Massachusetts 02211, attention of the Corporate Trust Department.

3.05 ENFORCEABILITY. In the event any provision of this Trust Agreement will be held invalid or unenforceable for any reason, such invalidity or unenforceability will not affect the remaining parts of this Trust Agreement.

3.06 COUNTERPARTS. This Trust Agreement may be executed in any number of counterparts, each of which will be deemed an original, and the counterparts will constitute but one and the same instrument, which will be sufficiently evidenced by any one counterpart.

3.07 SUCCESSORS AND ASSIGNS. This Trust Agreement shall be binding upon the successors and assigns of the parties hereto. Except as stated herein, this Trust Agreement is not subject to any conditions or qualifications.

                                      ARTICLE IV
                                      EXECUTION


       In witness whereof, the parties hereto have executed this Trust Agreement on the date indicated above.

                             GRANTOR

                             Integrity Life Insurance Company

                             By:  /s/ John R. Lindholm
                                 -----------------------------------------
                                    John R. Lindholm

                             Title:  President
                                    --------------------------------------


                             BENEFICIARY

                             General American Life Insurance Company

                             By:  /s/ Leonard M. Rubenstein
                                 -----------------------------------------
                                    Leonard M. Rubenstein

                             Title: Executive Vice President-Investments
                                    --------------------------------------

                                   TRUSTEE
                                   -------

                                   Fleet National Bank

                             By:  /s/ Susan Freedman
                                 -----------------------------------------
                                    Susan Freedman

                             Title:   Vice President

                                    --------------------------------------

                                      SCHEDULE A

                               Authorized Investments:

(a) The average effective duration of the portfolio in the Trust cannot exceed two years.

(b) The average credit quality of the portfolio in the Trust cannot be less than A.

(c) The portfolio in the Trust cannot contain any investments in real estate, commercial mortgage loans, common stocks, NAIC "6" rated securities, leveraged futures, or leveraged derivatives.

(d) Below investment grade securities, those defined by a NAIC rating of 3, 4 or 5 cannot exceed 10% of the portfolio.

(e) Options (caps, swaps, floors, etc.) may be used, but the purchase cost of the options cannot exceed 5% of the portfolio.

                                      SCHEDULE B


Mandatory Trust Asset Levels:

(a) Grantor will maintain the book value of assets held in the Trust Account plus accrued interest thereon at a minimum of 100% of the amount of the Coinsurance Reserve. Coinsurance Reserve shall have the same meaning given to it in the Reinsurance Agreement.

(b) Grantor will maintain the market value of assets held in the Trust Account plus accrued interest thereon at a minimum of 97% of the Coinsurance reserve.